Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25,  2009

CASEYCORP ENTERPRISES, INC.
 (Name of Registrant as specified in its charter)

Nevada	333-147979	98-0523910
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices)
(888) 251-3422
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 25, 2009, the Registrant entered into a Stock Purchase Agreement with the sole shareholder of EZSellGold.com, Inc., a New York corporation (“EZSellGold”) for the acquisition of EZSellGold (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, the Registrant issued a total of 5,625,000 newly issued shares of the Company’s common stock in exchange for all of the issued and outstanding capital stock of EZSellGold. The sole shareholder of EZSellGold was Eduard Musheyev, the Registrant’s President and sole Director.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 25, 2009, pursuant to the Stock Purchase Agreement, the Registrant acquired EZSellGold.com, Inc., a New York corporation (“EZSellGold”) engaged in the business of purchasing gold and diamonds from consumers.  Pursuant to the Stock Purchase Agreement, the Registrant acquired all of the issued and outstanding shares of EZSellGold, in exchange for 5,625,000 newly issued shares of the Registrant’s common stock.  The sole shareholder of EZSellGold was Eduard Musheyev, the Registrant’s President and sole Director.

Item 3.02 Unregistered Sales of Equity Securities.

On September 25, 2009, the Registrant issued 5,625,000 newly issued shares of the Company’s common stock to Eduard Musheyev  as consideration for the purchase of all of the issued and outstanding capital stock of EZSellGold. This transaction was not registered under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Item 9.01 — Financial Statements and Exhibits

The financial statements of EZSellGold are set forth in Exhibit 9.1 to this Form 8-K.

Exhibits

Exhibit	Description
9.1	Financial Statements
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 30, 2009

CaseyCorp. Enterprises, Inc. /s/ Eduard Musheyev By: Eduard Musheyev, President